The the Shareholders and Board of Directors
The Dreyfus/Laurel Funds, Inc.

We consent to the use of our reports dated December 8, 2000 with respect to The Dreyfus/Laurel Funds Trust (comprised of Dreyfus Premier Large Company Stock Fund, Dreyfus Disciplined Small Cap Stock Fund, Dreyfus Premier Small Cap Value Fund, Dreyfus Premier Tax Managed Growth Fund, Dreyfus U.S. Treasury Reserves, Dreyfus Premier Limited Term Income Fund, Dreyfus Premier Small Company Stock Fund, Dreyfus Premier Balanced Fund, Dreyfus Institutional Prime Money Market, Dreyfus Disciplined Intermediate Bond Fund, Dreyfus Bond Market Index Fund, Dreyfus Money Market Reserves, Dreyfus Municipal Reserves, Dreyfus Premier Midcap Stock Fund, Dreyfus Institutional U.S. Treasury Money Market Fund, Dreyfus BASIC S&P 500 Stock Index Fund, Dreyfus Disciplined Stock Fund, Dreyfus Institutional Government Money Market Fund), (the "Funds"), incorporated herein by reference and to the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Counsel and Independent Auditors" in the Statement of Additional Information.


                                                  /s/ KPMG LLP

New York, New York
February 26, 2001